UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

Quantumsphere Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42787	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Suite 304 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one right	QUMSU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	QUMS	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-seventh of one ordinary share	QUMSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 13, 2026, SACH Pte. Ltd., the Company’s target in its previously announced business combination, entered into a subscription agreement with Cypress Innovations Limited, pursuant to which Cypress Innovations Limited agreed to purchase 2,055 ordinary shares of SACH Pte. Ltd. at a purchase price of $973.16 per share, for aggregate gross proceeds of $2,000,000.

On January 13, 2026, SACH Pte. Ltd. also entered into a separate subscription agreement with an individual investor, pursuant to which such investor agreed to purchase 103 ordinary shares of SACH Pte. Ltd. at a purchase price of $973.16 per share, for aggregate gross proceeds of $100,000.

The subscription agreements were entered into in connection with SACH Pte. Ltd.’s ongoing financing activities in anticipation of the consummation of the previously announced business combination.

No securities of Quantumsphere Acquisition Corporation were issued in connection with either transaction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Subscription Agreement, dated January 13, 2026, by and between SACH Pte. Ltd. and Cypress Innovations Limited
10.2	Subscription Agreement, dated January 13, 2026, by and between SACH Pte. Ltd. and Tan Cheng Siong
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantumsphere Acquisition Corporation

Date: January 23, 2026	By:	/s/ Ping Zhang
	Name:	Ping Zhang
	Title:	Chief Executive Officer

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